EXHIBIT 99.1

For Immediate Release

Encore Capital Group Announces Acquisition of $2.9 Billion Portfolioand Collection Facility from Jefferson Capital, Plus New Forward Flow Agreement

San Diego, CA, June 7, 2005 – Encore Capital Group, Inc. (Nasdaq: ECPG), a leading accounts receivable management firm, today announced an acquisition of assets from Jefferson Capital, a subsidiary of CompuCredit Corporation (Nasdaq: CCRT).

Encore Capital Group has acquired the following assets for a total purchase price of $142.8 million in cash:

  A portfolio of charged-off consumer credit card debt with a face value of approximately $2.9 billion

  An agreement to purchase an additional $3.25 billion in face value of fresh, credit card charge-offs from Jefferson Capital over the next five years at a fixed price

  A new collection site in St. Cloud, Minnesota with approximately 120 employees, most of whom are collection staff

As part of the transaction, Encore has extended its existing agreement to sell Chapter 13 bankruptcies to Jefferson Capital for an additional two years and agreed to provide Jefferson Capital with a prescribed number of accounts on a monthly basis for its balance transfer program.

“We are very pleased to complete this agreement, which we believe will provide value to both parties and furthers each company’s strategic goals,” said Carl C. Gregory, III, Vice Chairman and CEO of Encore Capital Group. “This transaction represents a strategic shift in our approach to acquiring portfolios of receivables to deal with the market as we expect it to exist for the foreseeable future, and we believe it will help us to more effectively generate profitable growth in the current operating environment as well as in future years. Through this transaction, we have established a unique long-term partnership with a high quality company that we believe creates a significant competitive advantage and will yield excellent results for both Encore and Jefferson Capital for many years.”

“The immediate acquisition largely satisfies our purchasing goals for 2005 and will allow us to be highly selective in our purchasing for the remainder of the year,” said Brandon Black, President and COO of Encore Capital Group. “The five-year commitment will also provide the Company with a consistent flow of fresh charge-offs. This enables us to lock-in a meaningful portion of our future purchases on terms we consider attractive, and we can now focus on utilizing our sophisticated consumer level analytics to maximize collections. Importantly, as a part of this transaction, we are very pleased to add an experienced, seasoned group of collectors to our staff, and we expect their efforts will have a positive impact on the Company.”

The initial $2.9 billion portfolio is comprised of receivables across the spectrum from active-paying accounts to accounts that are bankrupt and deceased. A large percentage of the accounts were originated by issuers from whom Encore has purchased portfolios in the past, and on which the Company has had good collection success. The anticipated collection multiple assigned to this new portfolio will be consistent with the multiples assigned to the Company’s purchases over the past two quarters.

To facilitate this transaction, Encore Capital Group entered into a new three-year, $150 million revolving credit facility with JPMorgan Chase Bank, N.A. that includes an accordion feature for another $50 million that will not be exercised initially. The terms of this credit facility are substantially the same as the $75 million facility it replaces.

Additionally, Encore Capital Group also announced that it invested $21.0 million in May to purchase another portfolio of credit card receivables from a separate issuer.

Financial Impact

Given the Company’s efforts to create unique purchasing opportunities such as the acquisition announced today, purchases of new portfolios of receivables have been limited through the first five months of the year. As a result of the limited purchasing volume during this period, and the timing of the acquisition of the initial $2.9 billion portfolio being relatively late in the quarter, the Company expects earnings per share for the second quarter to be between $0.26 and $0.30.

The new portfolio purchases are expected to produce strong growth in collections, revenue and earnings per share in the second half of 2005. The Company believes that the strong second half will result in full year 2005 earnings per share ranging between $1.25 and $1.33 based upon the Company’s current collection, purchasing and expense assumptions, and the finalization of purchase price allocation for this transaction.

Although it remains the Company’s general policy not to provide earnings per share estimates, given the size, nature and timing of the transaction announced today, the Company believed it appropriate to offer the foregoing guidance.

Conference Call

Encore Capital Group will hold a conference call today at 5:00 P.M. Eastern Time to discuss this transaction. Members of the public are invited to listen to the conference call via a live Webcast. To listen, please log on the Investor Relations section of the Company’s website at www.encorecapitalgroup.com. The replay of the conference call will be archived and available shortly after the call on the Company’s website at the same location.

About Encore Capital Group, Inc.
Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

About CompuCredit Corporation
CompuCredit Corporation is a specialty finance company and marketer of branded credit cards and related financial services. CompuCredit provides these services to consumers who are underserved by traditional financial institutions. Through corporate and affinity contributions focused on the underserved and un-banked communities, CompuCredit also uses its financial resources and volunteer efforts to address the numerous challenges affecting its customers. For more information about CompuCredit, visit www.CompuCredit.com.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of future contingent interest expense, purchase volumes, revenues, income or loss (including our expectations regarding the current environment for and timing of portfolio purchases and the resulting effect on revenue recognition rates and profitability); plans for future operations, products or services; and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the Company’s ability to acquire and collect on portfolios consisting of new types of receivables; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations; the Company’s ability to successfully execute acquisitions; the Company’s compliance with the restrictive covenants under its $150 million senior credit facility, including limitations that the financial ratios may impose on its ability to acquire receivables portfolios or consummate acquisitions in the future; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2004. Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:
Encore Capital Group, Inc. (Shareholders/Analysts)
Carl C. Gregory, III, 858-309-6961
carl.gregory@encorecapitalgroup.com
or
J. Brandon Black, 858-309-6963
brandon.black@encorecapitalgroup.com

Financial Relations Board (Press)
Tony Rossi, 310-854-8317 (Investor Relations)
trossi@financialrelationsboard.com

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